Exhibit 10.6

CONSULTING AGREEMENT

AGREEMENT made as of this 1st day of October, 2011 by and between Dan Steimle (hereinafter referred to as “Consultant”) and Armored AutoGroup Inc., a corporation organized under the laws of the state of Delaware (hereinafter referred to as “Company”).

WITNESSETH:

WHEREAS, the Company desires to engage Consultant to help manage certain projects and initiatives; and

WHEREAS, Consultant desires to work on certain such projects and initiatives on a part-time basis and according to Consultant’s own schedule;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

1.                                       The Company hereby retains Consultant as an independent contractor to perform the services set forth in Exhibit A, attached hereto and made a part hereof, as well as other similar and related duties as may be assigned to Consultant while performing such services. Company and Consultant shall confer from time to time to review and revise, as appropriate, the list of services set forth in Exhibit A. Subject to the provisions of Paragraph 2, Consultant agrees to comply with applicable Company policies in the performance of services hereunder. The Company will not direct or supervise the Consultant, except with respect to the ultimate services set forth in Exhibit A, and those similar and related duties agreed to by the Company and Consultant. The Company may not direct or limit the Consultant’s time off, decision whether to accept an assignment, vacation or other similar activities. The parties agree that Consultant is not providing his Services exclusively to the Company, and that Consultant may provide services similar to the Services to other parties as long as Consultant’s provision of such services to other parties does not interfere with Consultant’s performance under this Agreement.

2.                                       Consultant shall provide to the Company, in accordance with the procedures set forth in Paragraph 17, written periodic reports of Consultant’s activities in sufficient detail to evidence the nature and scope of services provided, and shall provide supporting documentation in the form of related work records, meeting reports and similar documents as requested by the Company. Consultant shall be free to determine Consultant’s own means and manner of accomplishing the purposes of the parties, as more fully set forth in Exhibit A, provided Consultant performs services hereunder in a manner acceptable to the Company, as determined in accordance with Paragraph 7 hereof, and provided Consultant complies fully with all laws and regulations applicable to the Company’s operations and Consultant’s services. The Company shall not exercise or retain the right to control, direct or supervise the manner in which Consultant performs services for the Company.

3.                                       Consultant shall perform the services specified in Exhibit A at such locations as shall be necessary, convenient or appropriate to the performance of such services.

4.                                       As full and complete payment for all services rendered hereunder, Consultant shall be compensated on the following basis:

(a)                                  The Company shall pay Consultant at a rate of $145.00 per hour, payable monthly within 30 days after receipt of Consultant’s invoice for services rendered during the preceding month.

(b)                                 Consultant shall keep monthly time, activity and expense records and shall advise the Company monthly as to the cumulative expenses incurred under Paragraph 5.

(c)                                  Payment of fees and reimbursement of expenses to Consultant shall be made only in response to itemized invoices, satisfactory to the Company, in the name of Consultant and submitted pursuant to Paragraph 17.

(d)                                 As clarification and without limiting the foregoing, no additional compensation shall be or become payable to Consultant as a “finder” or broker as a result of any services rendered or information provided to the Company during the term of this Agreement.

5.                                       The Company shall reimburse Consultant for all reasonable out-of-pocket expenses (transportation, hotels, meals and telecommunications) necessarily incurred by Consultant in connection with any trip made at the request of the Company and with its approval. Necessary expenses shall include reimbursement for coach class airfares and the cost of reasonable meals and accommodations. Invoices must include an itemized statement of expenses and be accompanied by documentation, such as receipts, vouchers and invoices, as is reasonably necessary to verify the amount, date and nature of each expense. Reimbursement shall be made by payment within 30 days after receipt of invoice rendered by the Consultant, subject to approval of the Company. All invoices submitted for payment shall be made in the name of Consultant. No other expenses shall be eligible for reimbursement unless the Company authorizes them in advance and an itemized statement of the expense is submitted to the Company along with the Consultant’s invoice. Any disbursement paid to a third party by the Consultant shall be authorized in advance by the Company and an itemized statement of the same shall be submitted to the Company with the Consultant’s invoice.

6.                                       Notwithstanding any provision herein contained to the contrary, in the event the Company determines that the payment of a fee or the payment of any reimbursement as herein provided is contrary to law or governmental policy of the country or countries out of which the transaction arises, the Consultant hereby waives any right, title or interest to the fee or reimbursement to which the Consultant would otherwise be entitled. The Consultant hereby represents to the Company that (i) no part of any fee paid or reimbursement for any disbursement shall be paid, directly or indirectly, to or for the benefit of any employee, agent or representative of any government, governmental agency or commercial customer for an improper purpose or to obtain a benefit for the Company or any of its subsidiaries or affiliates, and (ii) this Agreement and its performance hereunder do not violate the laws or regulations of the United States, any state thereof, or any other country in which Consultant is performing services hereunder, including without limitation, laws and regulations pertaining to gratuities, conflicts of interest, post-government employment, or the disclosure of source selection or proprietary information.

7.                                       In the performance of the services described herein, the Consultant (a) shall be deemed to be and shall act strictly and exclusively as an independent contractor and shall not be considered under the provisions of this Agreement or otherwise as having an employee status with the Company, or as being eligible to participate in or receive any benefit under a benefit plan or program made available to employee of the Company; (b) is not granted and shall not exercise any authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company, or to bind the Company to any agreement , contract or arrangement of any nature, except as expressly provided herein; (c) shall comply with all applicable laws and regulations; (d) shall have sole responsibility for the payment of applicable taxes, all workers’ compensation and disability insurance, Social Security and other similar taxes levied with respect to any payment hereunder; (e) shall not contact U.S. Government personnel without the prior written consent of the Company; and (f) shall maintain all appropriate insurances in connection with Consultant’s obligations hereunder. Any payment for services made pursuant to this Agreement shall be reported on IRS Forms 1099. Nothing in this Agreement shall be construed as creating an employer-employee relationship, or as a guarantee of a future offer of employment.

Both parties acknowledge that Consultant is not an employee of the Company for state or federal tax purposes, that Consultant shall be responsible for all of Consultant’s own federal and state taxes, withholding social security, insurance, and other benefits. Without limiting the foregoing, neither Consultant, nor anyone acting on Consultant’s behalf, shall be eligible to participate in any of the Company’s employee benefit programs, including but not limited to, any bonus, pension, profit sharing, stock option, 401(k), health, sickness, dental, accident, life, disability, retirement, severance, vacation and other paid time off, tuition benefits, deferred compensation or insurance which the Company may maintain for the benefit of any of its employees, even if Consultant or such other person is determined to be a common law or statutory law employee of the Company. In addition, neither Consultant, nor anyone acting on Consultant’s behalf, shall be entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event Consultant or such person is injured in any manner while performing services hereunder, even if Consultant or such other person is determined to be a common law or statutory law employee of the Company.

Consultant agrees to comply with all applicable federal, state, local and foreign laws, rules, and regulations, including but not limited to laws, rules and regulations pertaining to fair and ethical business practices, insider trading, and avoiding harassment in the workplace.

8.                                       While the Consultant is performing services for the Company pursuant to this Agreement, the Consultant shall not, without the prior written consent of the Company, enter into the employ of or perform services for any competitor of the Company or any of its affiliates to the extent such employment or the performance of such services would conflict with Consultant’s performance of services for the Company under this Agreement. The Company shall not unreasonably withhold such consent.

9.                                       The terms and conditions of this Agreement and the services to be performed hereunder, as well as the information and knowledge divulged to Consultant or developed by Consultant during or in connection with the services hereunder (including any reports, analyses, working papers, memoranda, notebooks, data, computer programs and discs or other materials prepared by Consultant in the course of providing the services which are the subject of this Agreement), shall be treated by the Consultant as confidential information and shall not be disclosed to third parties or to the public without prior written approval of the Company.

10.                                 Unless Consultant first secures the Company’s written consent, Consultant shall at no time, during or after his engagement by the Company, directly or indirectly, publish, use, or disclose, or authorize, advise, hire, counsel, or otherwise procure any other person or entity, directly or indirectly, to publish, disclose or use any trade secrets or other confidential information of the Company which Consultant acquired or became aware of during his engagement by the Company either for Consultant’s own benefit or for the benefit of any other person, whether or not developed by Consultant, except as required in the performance of Consultant’s services for the Company.

11.                                 The Company does not desire to acquire any secret or confidential knowledge or information from Consultant that Consultant may have acquired from others. Accordingly, Consultant represents and warrants that any and all information, practices or techniques which Consultant shall describe, demonstrate, divulge or in any other manner make known to the Company during the performance of services hereunder may be divulged without any obligation to, or violation of, any rights of others. Consultant further represents and warrants that any and all practices or techniques which Consultant shall disclose and materials prepared by him may be freely used by the Company without violation of any law or payment of any royalty, except as Consultant shall specifically advise to the contrary in writing. Consultant shall exonerate, indemnify and hold harmless the Company from and against any and all liability, loss, cost, expense, damage, claims or demands for actual or alleged violation of the rights of others in any trade secret, know how or other confidential information which is based in whole or in part on the Company’s receipt or use of the services or information provided by the Consultant.

12.                                 Consultant acknowledges and agrees that all records, reports, analyses, working papers, memoranda, notebooks, computer programs and discs or other materials prepared by Consultant in the course of performing services which are the subject of this Agreement and all records and copies of records relating to the Company’s operations, investigations and business (collectively referred to as “Proprietary Materials”), made or received by Consultant during the term of this Agreement are and shall be the Company’s property exclusively, and Consultant shall surrender the same, and all copies thereof, at the termination of this Agreement, if not before. Consultant may use Proprietary Materials only with the express written consent of the Company.

13.                                 Consultant acknowledges and agrees that the exclusive ownership of, title to, interest in all works performed under this Agreement, and all ideas, designs, source code, information, know how, materials, products, substances, creations, deliverables and any other goods or services conceived, developed, prepared or provided as a result of Consultant’s services performed for the Company, both as individual items or a combination of components, (collectively, “Work Product”) shall vest in the Company. The Work Product shall be deemed to be works made for hire and made in the course of performing the services, regardless of the completion or acceptance of the services. To the extent that these rights may not, by operation of law, vest in the Company or Work Product may not be considered works made for hire, Consultant hereby irrevocably, perpetually and unconditionally assigns to the Company the ownership of, title to, interest in and all other rights to the Work Product. The Company shall have the right to obtain, hold, extend and renew in its own name, patents, copyrights, registrations and all other rights of every kind or nature in all media, now known or hereafter invented, and in all languages or formats, protocols or such other protections as may be appropriate to the subject matter.

14.                                 Consultant shall exonerate, indemnify and hold harmless the Company, its directors, officers and employees, from and against any and all liability, losses, costs, expenses (including attorneys’ fees), damages, actions, claims or demands (including those based on the injury or death of any person or damage to property), directly or indirectly arising out of, or resulting from, or relating to any act or omission of Consultant or Consultant’s employees, officers, agents or subcontractors related to services performed for the Company hereunder.

15.                                 Neither party shall assign any right in or obligation arising under this Agreement without the other party’s written consent, and any such assignment shall be void. This Agreement shall be binding on and inure to the benefit of each party’s heirs, executors, legal representatives, successors and permitted assigns.

16.                                 This Agreement shall be effective as of the date first set forth above and shall terminate on March 31, 2012, subject to the right of either party to terminate this Agreement for any reason at any time upon not less than 10 days’ prior written notice to the other party. Termination of this Agreement shall not affect Consultant’s obligations under Paragraphs 6, 7, 9, 10, 11, 12, 13, 14 and 15. In the event of termination, the Company shall not be liable to Consultant for compensation or damages of any kind whatsoever, including direct, incidental or consequential damages, incurred as a result of such termination, other than compensation payable pursuant to Paragraph 4(a) hereof for services performed prior to termination and reimbursement for expenses properly incurred prior to termination pursuant to Paragraph 5 hereof.

17.                                 Notices or communications hereunder shall be writing, addressed as follows:

If to the Company:	Armored AutoGroup Inc.
39 Old Ridgebury Road
Danbury, CT 06810
Fax No.: (203) 797-9103
Attention: Andrew Bolt

With a copy to:	Corporate Secretary
Armored AutoGroup Inc.
39 Old Ridgebury Road
Danbury, CT 06810
Fax No.: (203) 797-9103

If to Consultant:	Dan Steimle

Fax No.:

Any such notice shall be deemed to be given as of the date it is personally delivered, the next business day after the date faxed (upon confirmation of receipt of transmission), or five days after the date mailed in the manner specified.

18.                                 If Consultant is supplied with a copy of the Company’s Code of Business Conduct (the “Code”), Consultant shall, upon request, certify that Consultant has reviewed and understands the Code and shall fully comply with its terms and take all necessary steps to assist the Company in complying with it.

19.                                 Without prejudice to the rights and remedies otherwise available to the Company hereunder, the Company shall be entitled to equitable relief by way of injunction or otherwise if Consultant breaches or threatens to breach any of the provisions of this Agreement.

20.                                 The waiver by the Company of any nonperformance or breach by Consultant of any provisions of this Agreement must be in writing and shall not be construed as waiving any such provision in the future. No delay or failure by the Company in enforcing or exercising any right hereunder and no partial or single exercise thereof, shall be deemed of itself to constitute a waiver of such right or any other rights hereunder.

21.                                 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut, disregarding any conflict-of-laws rules that may direct the application of the laws of another jurisdiction. Both parties unconditionally and irrevocably agree to submit to jurisdiction of the Connecticut courts for the purpose of resolution of any claim, controversy or dispute arising from or relating to this Agreement.

22.                                 This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior agreements, discussions and writings with respect thereto. No modification or alteration of this Agreement shall be effective unless made in writing and signed by both Consultant and the Company. If any provision of this agreement is found to be invalid or unenforceable, the remaining provisions of this agreement shall remain in full force and effect and the invalid or unenforceable provision shall be interpreted, and, if necessary, reformed by the parties in a manner to reflect as closely as possible the intentions of the parties when entering into this agreement and be valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first day above written.

By:	/s/ Dan Steimle
Dan Steimle

ARMORED AUTOGROUP INC.

By:	/s/ J. Andrew Bolt
Name:	J. Andrew Bolt
Title:	EVP, CFO

EXHIBIT A

CONSULTING AGREEMENT BETWEEN
ARMORED AUTOGROUP INC.
AND
DAN STEIMLE

CONSULTANT STATEMENT OF WORK

Assistance to Andrew Bolt, Chief Financial Officer, on the following Projects/Initiatives:

•                                          SAP Implementation

•                                          S-4 Registration (consistency with historical information)

•                                          Conclusion of financial settlements with Clorox under Purchase and Sale Agreement and Transition Services Agreement

•                                          2011 Audit Support

Other general assistance as reasonably requested by the Company during the term of the Consulting Agreement.